Exhibit 99

FOR RELEASE February 18, 2014 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Second Quarter Fiscal Year 2014 Results; Teleconference and Webcast to be held on February 18, 2014

CRANBURY, NJ – February 18, 2014 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2013.

Recent Highlights

Pivotal Phase 3 clinical trials of bremelanotide for Female Sexual Dysfunction (FSD) are anticipated to start in the first half of calendar year 2014.

In January 2014, receipt of $1.85 million in net proceeds from the sale of New Jersey state net operating loss carryforwards (NJNOLs), which will result in the recognition of $1.85 million in tax benefits for the three months ending March 31, 2014.

The Company obtained patents during the quarter:

U.S. Patent 8,580,746, entitled “Amide Linkage Cyclic Natriuretic Peptide Constructs” issued November 12, 2013, has composition of matter claims to a novel series of mimetics of atrial natriuretic peptide; and

U.S. Patent No. 8,580,747, entitled “Cyclic Natriuretic Peptide Constructs” issued November 12, 2013, has composition of matter claims relating to our PL-3994 natriuretic peptide receptor-A agonist for treatment of cardiovascular and pulmonary indications.

Second Quarter Fiscal 2014 Financial Results

Palatin reported a net loss of $3.6 million, or $(0.03) per basic and diluted share, for the quarter ended December 31, 2013, compared to a net loss of $1.7 million, or $(0.02) per basic and diluted share, for the same period in 2012.

The increase in net loss for the quarter ended December 31, 2013, compared to the same period last fiscal year, is primarily attributable to the recognition of $1.8 million in tax benefits in the quarter ended December 31, 2012.

REVENUE

There were no revenues recorded in the quarter ended December 31, 2013, compared to $6,555 for the same period in 2012.  Revenue consisted entirely of reimbursement of development costs and per-employee compensation earned at the contractual rate pursuant to Palatin’s license agreement with AstraZeneca.

COSTS AND EXPENSES

Total operating expenses for the quarter ended December 31, 2013 were $3.6 million compared to $3.4 million for the comparable quarter of 2012.  The increase in operating expenses for the quarter was primarily due to higher period costs related to Palatin’s bremelanotide for FSD program.

CASH POSITION

Palatin’s cash, cash equivalents and short-term investments were $18.2 million as of December 31, 2013, compared to $24.4 million at June 30, 2013, with current liabilities of $2.5 million as of December 31, 2013, net of unearned revenue of $1.0 million, compared to $2.1 million as of June 30, 2013.

Palatin believes its existing capital resources will be adequate to fund its currently planned operations, including submitting complete protocols for pivotal Phase 3 studies to the U.S. Food and Drug Administration (FDA) but not initiating patient enrollment, through at least March 31, 2015.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on February 18, 2014 at 11:00 a.m. Eastern time to discuss the results of operations in greater detail and provide an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-389-5988 (domestic) or 1-719-325-2484 (international), pass code 9697588.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 9697588.  The webcast and telephone replay will be available through February 25, 2014.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals,

Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

REVENUES:	$-	$6,555	$-	$10,361

OPERATING EXPENSES:
Research and development	2,630,368	2,445,770	6,079,508	4,789,083
General and administrative	980,070	1,001,538	2,023,580	2,062,554
Total operating expenses	3,610,438	3,447,308	8,103,088	6,851,637

Loss from operations	(3,610,438)	(3,440,753)	(8,103,088)	(6,841,276)

OTHER INCOME (EXPENSE):
Investment income	4,931	13,016	10,250	27,387
Interest expense	(954)	(1,360)	(2,805)	(3,642)
Increase in fair value of warrants	-	-	-	(7,069,165)
Gain on disposition of supplies and equipment	-	-	-	4,620
Total other income (expense), net	3,977	11,656	7,445	(7,040,800)

Loss before income taxes	(3,606,461)	(3,429,097)	(8,095,643)	(13,882,076)
Income tax benefit	-	1,753,208	-	1,753,208

NET LOSS	$(3,606,461)	$(1,675,889)	$(8,095,643)	$(12,128,868)

Basic and diluted net loss per common share	$(0.03)	$(0.02)	$(0.08)	$(0.14)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,668,186	106,424,443	106,638,953	89,046,806

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$16,681,727	$19,167,632
Short-term investments	1,500,000	5,249,654
Prepaid expenses and other current assets	300,210	332,267
Total current assets	18,481,937	24,749,553

Property and equipment, net	216,086	266,415
Other assets	57,718	58,131
Total assets	$18,755,741	$25,074,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$8,115	$19,909
Accounts payable	290,992	338,726
Accrued expenses	2,176,734	1,701,727
Unearned revenue	1,000,000	-
Total current liabilities	3,475,841	2,060,362

Deferred rent	16,851	35,460
Total liabilities	3,492,692	2,095,822

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of December 31, 2013 and June 30, 2013	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,191,655 shares as of December 31, 2013 and 39,116,948 as of June 30, 2013, respectively	391,917	391,169
Additional paid-in capital	283,072,187	282,692,520
Accumulated deficit	(268,201,102)	(260,105,459)
Total stockholders’ equity	15,263,049	22,978,277
Total liabilities and stockholders’ equity	$18,755,741	$25,074,099